Exhibit 10.6

PLEDGE AGREEMENT

This PLEDGE AGREEMENT, dated as of February 1, 2011 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), is made and given by ROYAL GOLD, INC., a corporation organized and existing under the laws of the State of Delaware, as pledgor, assignor and debtor (in such capacity and together with any successors in such capacity, the “Pledgor,”) in favor of HSBC BANK USA, NATIONAL ASSOCIATION a national banking association organized under the laws of the United States (“HSBC Bank”), as pledgee, assignee, secured party and administrative agent (in such capacity and together with any successors in such capacity, the “Administrative Agent”).

Recitals

A.            Pursuant to that certain Second Amended and Restated Term Loan Facility Agreement dated as of February 1, 2011 (together with all amendments, restatements, amendments and restatements, modifications, revisions, increases, supplements, extensions, continuations, replacements or refinancings from time to time in accordance with the terms thereof, the “Credit Agreement”), by and among the Pledgor, as the borrower, RGLD GOLD CANADA, INC., a corporation existing under the Canada Business Corporations Act, as a guarantor (“RGLD Canada”), HIGH DESERT MINERAL RESOURCES, INC., a corporation organized and existing under the laws of the State of Delaware, as a guarantor (“High Desert”), RG Mexico, Inc., a corporation organized and existing under the laws of the State of Delaware, as a guarantor (“RG Mexico”), those additional guarantors identified as a “Guarantor” on the signature pages thereto and such additional guarantors from time to time party hereto, as guarantors (the “Additional Guarantors”) (with each of RGLD Canada, High Desert, RG Mexico and the Additional Guarantors individually referred to herein as a “Guarantor” and collectively referred to herein as the “Guarantors”), HSBC Bank, as a lender, THE BANK OF NOVA SCOTIA, a bank organized and existing under the laws of Canada (“Scotia”), as a lender, and those banks and financial institutions identified as a “Lender” on the signature pages thereto and such other banks or financial institutions as may from time to time become parties thereto, as lenders (the “Additional Lenders”) (with each of HSBC Bank, Scotia and the Additional Lenders individually referred to therein as a “Lender” and collectively the “Lenders”), the Administrative Agent, HSBC SECURITIES (USA) Inc., a corporation organized under the laws of the United States (“HSBC Securities”), as a joint lead arranger, SCOTIA CAPITAL, as a joint lead arranger, HSBC Securities, as the sole global coordinator and Scotia, as sole syndication agent, the Lenders have agreed to make certain loans to the Pledgor on the terms and subject to the conditions set forth therein, which will be guaranteed by the Guarantors.  The Pledgor and each Guarantor will receive substantial benefits from the execution, delivery and performance of the Credit Agreement and the other Credit Documents associated therewith.

B.            Pursuant to the Fourth Amended and Restated Revolving Credit Agreement, dated as of February 1, 2011 (together with all amendments, restatements, amendments and restatements, modifications, revisions, increases, supplements, extensions, continuations, replacements or refinancings from time to time in accordance with the terms thereof, the “Revolver Loan Agreement”) by and among the Pledgor, as the borrower, High Desert, as a guarantor, RGLD Canada, as a guarantor, RG Mexico, as a guarantor, those additional guarantors from time to time party thereto, HSBC Bank and Scotia, each as a lender (together with the other banks or financial institutions as may from time to time become parties thereto, collectively, the “Revolver Lenders”), HSBC Bank, as administrative agent for the Revolver Lenders (“Revolver Agent”), HSBC Securities, as a joint lead arranger, SCOTIA CAPITAL, as a joint lead arranger, HSBC Securities, as the sole global coordinator, and Scotia, as sole syndication agent, the Revolver Lenders have agreed to make certain loans to the Pledgor on the terms and conditions stated therein.

C.            This Agreement is given by the Pledgor in favor of the Administrative Agent for the ratable benefit of each Lender to secure the payment and performance of the Loans and all other Obligations under the Credit Agreement.  It is a condition to the obligation of the Lenders to make Loans under the Credit Agreement that the Pledgor execute and deliver this Agreement.

D.            Reference is made to that certain Amended and Restated Pledge Agreement, dated as of February 1, 2011, by and between the Pledgor in favor of the Revolver Agent (the “Revolver Pledge Agreement”), which is being delivered in connection with the Revolver Loan Agreement, pursuant to which the Pledgor is granting a Lien on and a security interest on the pledged collateral (as defined in the Revolver Pledge Agreement, the “Revolver Pledged Collateral”) to the Revolver Agent on behalf of the Revolver Lenders to secure the obligations of the Pledgor under the Revolver Loan Agreement.

E.             Reference is made to that certain Amended and Restated Intercreditor Agreement, by and among, inter alia, the Revolver Lenders and the Lenders, and acknowledged by the Pledgor and the Guarantors, dated as of February 1, 2011 (the “Intercreditor Agreement”).  The parties hereto acknowledge and agree that the rights and priorities of the Revolver Lenders and the Lenders in the Pledged Collateral and the Revolver Pledged Collateral are set forth in the Intercreditor Agreement and all terms of this Agreement are subject to the requirements of the Intercreditor Agreement.

Agreement

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor and the Administrative Agent hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1.  Definitions.

(a)           Unless otherwise defined herein or in the Credit Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC.

(b)           Capitalized terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement.

(c)           The following terms shall have the following meanings:

“Administrative Agent” shall have the meaning assigned to such term in the Preamble hereof.

“Agreement” shall have the meaning assigned to such term in the Preamble hereof.

“Credit Agreement” shall have the meaning assigned to such term in Recital A hereof.

“Credit Documents” shall mean this Agreement, the Credit Agreement, each of the Notes, any Joinder Agreement, any Assignment Agreement, the Ratification, the Fee Letter, the Existing Credit Documents and each other agreement, including any security document or pledge agreement delivered in accordance with applicable local law to grant a valid, perfected security interest in the Pledged Collateral and all UCC and other financing statements or instruments of perfection required by this Agreement or any such other security document or pledge agreement to be filed with respect to the security interests in the Pledged Collateral, together with all amendments, modifications, supplements, revisions, extensions and restatements of the foregoing, as well as any other document or agreement which the Lenders and the Borrower agree is a Credit Document.

“Distributions” shall mean, collectively, all dividends, cash, Equity Interests, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to Pledgor in respect of or in exchange for any or all of the Pledged Securities.

“Equity Interest” shall mean (i) in the case of a corporation, capital stock, whether common, preferred or other, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests or other interests (however designated) representing a share of the profits and losses, and (v) any other right, interest, participation or classification that represents or confers an ownership interest, a control interest or a right to receive a share of the profits and losses or distribution of assets.

“Event of Default” shall have the meaning assigned to such term in Section 7.1 hereof.

“Issuer” shall mean any issuer of Equity Interests that are included in, part of or otherwise constitute Pledged Securities.

“Material Adverse Effect” shall mean an effect or change, resulting or occurring from any event or occurrence of any nature whatsoever, whether individually or in the aggregate, which is materially adverse to (a) the business, assets, operations, property or condition (financial or otherwise) of the Credit Parties and their Subsidiaries taken as a whole, (b)  the ability of the Credit Parties, taken as a whole, to make any payment or otherwise perform their obligations under this Agreement or any other Credit Document, or (c) the validity or enforceability of this Agreement or any other Credit Document or the rights and remedies of the Administrative Agent or the Lenders hereunder or thereunder or the perfection priority of the Lien on the Pledged Collateral in favor of the Administrative Agent.

“Obligations” shall mean all of the obligations, indebtedness, liabilities, duties, covenants and agreements of the Borrower and the other Credit Parties to each Lender and each Agent, whenever arising and whether joint, several, or joint and several, established by or arising under or in connection with the Credit Agreement, the Notes, any of the other Credit Documents, any Hedging Agreement with a Lender (or an Affiliate of a Lender), or any account (including cash management accounts) or other cash management services provided by a Lender (or an Affiliate of a Lender), including, in each case, the payment of principal, interest, fees, expenses, reimbursements and indemnification obligations and all other amounts and the performance of all other obligations.

“Organizational Documents” shall mean, with respect to any Person, the articles of incorporation, certificate of incorporation, bylaws, articles of organization, articles of formation, formation certificate, operating agreement, limited liability company agreement, partnership agreement, joint venture agreement or such other organizational or governing documents, instruments or agreements of a Person.

“Pledge Amendment” shall have the meaning assigned to such term in Section 5.1 hereof.

“Pledged Collateral” shall have the meaning assigned to such term in Section 2.1 hereof.

“Pledged Securities” shall mean, collectively: (i) 100% (or, if less, the entire amount owned by Pledgor) of the Equity Interests owned by the Pledgor of each Subsidiary set forth on Schedule 1 attached hereto, (ii) all options, warrants, rights, agreements and additional Equity Interests of whatever class of such Issuer acquired by the Pledgor (including by issuance) in respect of such Equity Interests, (iii) all rights, privileges, authority and powers of the Pledgor relating to such Equity Interests in such Issuer or under any organizational document of such Issuer, (iv) all certificates, instruments and agreements representing such Equity Interests, (v) all dividends, distributions or returns of capital with respect to such Equity Interests, (vi) all additional Equity Interests arising or resulting from a stock split, stock dividend, revision, reclassification, exchange or otherwise, with respect to an Equity Interest and (vii) all Equity Interests issued in respect of the foregoing Equity Interests upon any merger or consolidation of any Issuer.

“Pledgor” shall have the meaning assigned to such term in the Preamble hereof.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in such United States jurisdiction that governs the perfection or priority of the Administrative Agent’s security interest in any item or portion of the Pledged Collateral.

ARTICLE II

GRANT OF SECURITY AND OBLIGATIONS

SECTION 2.1.  Grant of Security Interest.  As collateral security for the prompt payment and performance in full of all the Obligations, the Pledgor hereby pledges, assigns and grants to the Administrative Agent, for the ratable benefit of each Lender, a Lien on and continuing security interest in all of the right, title and interest of the Pledgor in, to and under the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Pledged Collateral”):

(i)            all Pledged Securities;

(ii)           all Distributions with respect to the Pledged Securities;

(iii)          all books and records relating to the Pledged Securities; and

(iv)          all Proceeds of any of the foregoing Pledged Collateral and all substitutions and replacements for, and profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to the Pledgor from time to time with respect to the foregoing Pledged Collateral.

SECTION 2.2.  Filings.

(a)           The Pledgor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any financing statements or other similar filings and amendments thereto covering the Pledged Collateral that contain the information required, with respect to each applicable jurisdiction, whether pursuant Article 9 of the UCC or other applicable Requirements of Law, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to the Pledgor, and (ii) any financing or continuation statements or other documents or instruments, without the signature of the Pledgor where permitted by law.  The Pledgor agrees to provide all information described in the immediately preceding sentence to the Administrative Agent promptly upon request by the Administrative Agent.

(b)           The Pledgor hereby ratifies its authorization for the Administrative Agent to file in any relevant jurisdiction any financing statements or other similar filings or instruments relating to the Pledged Collateral if filed prior to the date hereof.

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
USE OF PLEDGED COLLATERAL

SECTION 3.1.  Delivery of Certificated Securities Collateral; Perfection.  The Pledgor represents and warrants that, subject to the requirements of the Intercreditor Agreement: (a) the Pledged Securities are represented by certificates; (b) all certificates, agreements or instruments representing or evidencing the Pledged Securities in existence on the date hereof have been delivered to the Administrative Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignments in blank; (c) all requisite taxes, fees and other amounts, including stock transfer tax stamps, imposed by applicable Governmental Authorities in connection with this Agreement and the delivery of the certificates, agreements or instruments referred to in the foregoing clause (b), have been paid in full; (d) all necessary and appropriate entries, notations, and written descriptions in the books, records or share registry of the Pledgor and each Issuer of Pledged Securities, which are necessary or desirable to create, evidence, or perfect the pledge of the Pledged Collateral pursuant hereto have been made; and (e) the Administrative Agent has a valid and perfected first priority security interest in the Pledged Collateral.  The Pledgor hereby agrees that all certificates, agreements or instruments representing or evidencing Pledged Securities acquired by the Pledgor after the date hereof shall promptly (but in any event within five (5) Business Days after receipt thereof by the Pledgor) be delivered to and held by or on behalf of the Administrative Agent pursuant hereto, subject to the requirements of the Intercreditor Agreement, and the Pledgor shall forthwith take all other actions necessary, appropriate or desirable pursuant to applicable Requirements of Law to create, evidence, and perfect the pledge of the Pledged Collateral.  All certificated Pledged Securities shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance satisfactory to the Administrative Agent.  The Administrative Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Administrative Agent or any of its nominees or endorse for negotiation any or all of the Pledged Securities, without any indication that such Pledged Securities is subject to the security interest hereunder.  In addition, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right at any time to exchange certificates representing or evidencing Pledged Securities for certificates of smaller or larger denominations.

SECTION 3.2.  Financing Statements and Other Filings; Maintenance of Perfected Security Interest.  The Pledgor represents and warrants that all financing statements, agreements, instruments and other documents necessary to perfect the pledge and security interest granted by it to the Administrative Agent in respect of the Pledged Collateral have been delivered to the Administrative Agent in completed and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office necessary for the perfection of such interest.  The Pledgor agrees that at the sole cost and expense of the Pledgor and subject to the requirements of the Intercreditor Agreement, the Pledgor will maintain the security interest created by this Agreement in the Pledged Collateral as a perfected first priority security interest to the extent required hereunder.

SECTION 3.3.  Issuer Acknowledgment and Undertaking.  The Pledgor shall deliver, or cause to be delivered, to the Administrative Agent an Acknowledgment and Undertaking in the form of Exhibit A hereto executed by each Issuer.

SECTION 3.4.  Supplements; Further Assurances.  The Pledgor shall take such further actions, execute and/or deliver to the Administrative Agent such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments and make or cause to be made such entries and notations in the books, records or share registry of the Pledgor or the Issuer of the Pledged Securities, as the Administrative Agent may in its reasonable judgment deem necessary or appropriate in order to create, perfect, preserve, record and protect the pledge of and security interest in the Pledged Collateral as provided herein and the rights and interests granted to the Administrative Agent hereunder, to carry into effect the purposes hereof or to assure and confirm the validity, enforceability and priority of the Administrative Agent’s security interest in the Pledged Collateral or to permit the Administrative Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Pledged Collateral, including the filing of financing statements, continuation statements and other documents (including this Agreement) under the UCC or other applicable Requirements of Law.  Without limiting the generality of the foregoing, the Pledgor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Administrative Agent from time to time upon reasonable request by the Administrative Agent such schedules, descriptions and designations of the Pledged Collateral, additional security agreements, financing statements, transfer endorsements, powers of attorney, certificates, notations in the books, records and shareholder registry documents of the Issuer of the Pledged Securities, and other actions, assurances or instruments as the Administrative Agent shall reasonably request.  If an Event of Default has occurred and is continuing, the Administrative Agent may institute and maintain, in its own name or in the name of the Pledgor, such suits and proceedings as the Administrative Agent may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Pledged Collateral.  All of the foregoing shall be at the sole cost and expense of the Pledgor in accordance with Section 9.13.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

The Pledgor represents, warrants and covenants as follows:

SECTION 4.1.  Organization; Powers.  The Pledgor and each Issuer (a) is duly organized and validly existing under the laws of the jurisdiction of its organization, (b) has all requisite organizational power and authority to carry on its business as now conducted and to own, lease or operate its property and (c) is qualified and in good standing (to the extent such concept is applicable in the applicable jurisdiction) to do business in every jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except in such jurisdictions where the failure to so qualify or be in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  There is no existing default under any Organizational Document of the Pledgor or any Issuer, or any event that, with the giving of notice or passage of time or both, would constitute a default thereunder.

SECTION 4.2.  Authorization; Enforceability.  The Pledgor has full corporate power, authority and right to execute, deliver and perform this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Agreement.  No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance of this Agreement (other than those which have been obtained) or with the validity or enforceability of this Agreement against the Pledgor or any Issuer (except such filings as are necessary in connection with the perfection of the Liens created hereunder). This Agreement has been duly executed and delivered on behalf of the Pledgor.  This Agreement constitutes a legal, valid and binding obligation of the Pledgor, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

SECTION 4.3.  Title.

(a)           The Pledgor has, and at all times hereafter during the term of this Agreement the Pledgor will continue to have, subject to the terms of the Intercreditor Agreement, good and indefeasible title to the Pledged Collateral, free and clear of all pledges, liens, mortgages, hypothecations, security interests, charges, options, control agreements or other encumbrances or agreements whatsoever, except the lien and security interest created by this Agreement and the

Credit Documents.  None of the Pledged Securities is subject to any voting agreement, voting trust, proxy or other agreement or arrangement with respect to voting or decision-making or any option or agreement for the sale or transfer of such Pledged Securities.

(b)           The Pledged Securities subject to this Agreement, as described on Schedule 1 hereto, constitute 100% of the Equity Interests of each Issuer.  As of the Closing Date, except as set forth on Schedule 1 hereto, the Pledgor does not own any Equity Interests of any Subsidiary that is a Credit Party.

SECTION 4.4.  No Breach.  The execution, delivery and performance by the Pledgor of this Agreement and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) violate any Requirement of Law applicable to the Pledgor, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws, articles of organization, operating agreement or other organizational documents of the Pledgor or any Issuer or any material indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval of such Person, except to the extent that such conflict, breach or default with respect to any such indenture, agreement or instrument could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or is the subject of the agreements set forth in the Intercreditor Agreement, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under this Agreement, any of the Credit Documents, the Revolver Loan Agreement, any document executed in connection with the Revolver Loan Agreement, or Liens otherwise contemplated by the Intercreditor Agreement.

SECTION 4.5.  Validity of Security Interest.  Subject to the requirements of the Intercreditor Agreement, the pledge of, security interest in and Lien on the Pledged Collateral granted to the Administrative Agent for the benefit of the Lenders hereunder constitutes (a) a legal and valid security interest in all the Pledged Collateral to the extent required hereunder, subject to the Permitted Liens, which secures the payment and performance of the Obligations, and (b) subject to delivery to the Administrative Agent of the certificated Pledged Securities with all necessary indorsements as described in Section 3.1 hereof and the filings and other actions described herein, a perfected security interest in all the Pledged Collateral of the Pledgor.  Subject to the requirements of the Intercreditor Agreement, the pledge, security interest and Lien granted to the Administrative Agent for the benefit of the Lenders pursuant to this Agreement in and on the Pledged Collateral will at all times constitute a perfected, continuing security interest therein, prior to all other Liens on the Pledged Collateral, subject to the Permitted Liens.

SECTION 4.6.  Defense of Claims; Transferability of Pledged Collateral.  The Pledgor shall, at its own cost and expense, defend title to the Pledged Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Administrative Agent and the priority thereof against all claims and demands of all Persons at any time claiming any interest therein materially adverse to the Administrative Agent or any Lender.  Except for the Revolver Loan Agreement and the documents executed in connection therewith, there is no agreement, order, judgment or decree, and the Pledgor shall not enter into any agreement or take any other action, that would restrict the transferability of any of the Pledged Collateral or otherwise impair or conflict with the Pledgor’s obligations or the rights of the Administrative Agent hereunder.

SECTION 4.7.  Other Financing Statements; Control.  The Pledgor has not filed, nor authorized any third party to file (nor will there be), any valid or effective security agreement, pledge, financing statement or other similar filing or instrument covering or purporting to cover any interest of any kind in the Pledged Collateral, except such as have been filed in favor of the Administrative Agent pursuant to this Agreement and the other Credit Documents, or in favor of HSBC pursuant to the Existing Agreement, or as permitted under the Credit Agreement and the Intercreditor Agreement.  The Pledgor shall not execute, authorize or permit to be filed in any public office any security agreement, pledge, financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) relating to any Pledged Collateral, except in favor of the Administrative Agent or the Revolver Agent as provided for hereunder, under the Credit Documents, under the Revolver Loan Agreement and under the Intercreditor Agreement.  Subject to the terms of the Intercreditor Agreement, the Pledgor shall not cause or permit any Person other than the Administrative Agent or a Lender to have possession of or control over any part of the Pledged Collateral.

SECTION 4.8.  Due Authorization and Issuance.  All of the Pledged Securities existing on the date hereof have been, and to the extent any Pledged Securities are hereafter issued, such Pledged Securities will be, upon such issuance, duly authorized, validly issued and fully paid and non-assessable.  There is no amount or other obligation owing by the Pledgor to any Issuer of the Pledged Securities in exchange for or in connection with the issuance of the Pledged Securities.

SECTION 4.9.  Preservation of the Issuers.

(a)           The Pledgor shall not cause or permit (i) the cancellation or termination of any Organizational Document of an Issuer, (ii) the amendment, supplement or other modification of the Organizational Documents of an Issuer in any respect that could reasonably be expected to be materially adverse to the interests of the Lenders or (iii) the amendment, supplement or other modification of the Organizational Documents of an Issuer in a manner that would deprive the holders of the Pledged Securities of ownership or control of such Issuer.

(b)           The Pledgor shall not take, cause or permit any action to terminate, dissolve or liquidate any Issuer or commence or consent to the commencement of any proceeding seeking termination, dissolution or liquidation of an Issuer.

SECTION 4.10.  Consents, etc.  During the occurrence and continuation of an Event of Default, in the event that the Administrative Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other person therefor, then, upon the reasonable request of the Administrative Agent, the Pledgor agrees to use its best efforts to assist and aid the Administrative Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

SECTION 4.11.  Defaults, etc.  The Pledgor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which the Pledgor is a party relating to the Pledged Securities pledged by it, and the Pledgor is not in violation of any other provisions of any such agreement to which the Pledgor is a party, or otherwise in default or violation thereunder.  No Pledged Securities pledged by the Pledgor are subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against the Pledgor by any person with respect thereto, and as of the date hereof, there are no certificates, instruments, documents or other writings (other than the Organizational Documents and certificates representing Pledged Securities that have been delivered to the Administrative Agent) which evidence any Pledged Securities of the Pledgor.

SECTION 4.12.  Pledged Collateral; Pledgor’s Name.  All information set forth herein, including the schedules hereto, and all information contained in any schedules and lists heretofore delivered to any Lender, in connection with this Agreement, in each case, relating to the Pledged Collateral, is accurate and complete in all respects.  The Pledgor’s full and complete legal name is accurately set forth in the preamble hereto.

SECTION 4.13.  Solvency.  Both immediately before and after the execution and delivery of the Credit Documents and the consummation of the transactions contemplated thereby and immediately after giving the borrowing of any loans, (a) the fair value of the properties of the Pledgor and its Consolidated Subsidiaries will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Pledgor and its Consolidated Subsidiaries will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Pledgor and its Consolidated Subsidiaries will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Pledgor and its Consolidated Subsidiaries will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

SECTION 4.14.  Litigation; Compliance with Laws.  Except as set forth in Schedule 3.5 to the Credit Agreement, neither the Pledgor nor any Issuer is a party to any action, suit or proceeding at law or in equity, by or before any Governmental Authority (or, to the knowledge of such Person, threatened in writing) against or affecting the Pledgor or any Issuer which has had, or would reasonably be expected to have, a Material Adverse Effect, or which may affect the legality, validity or enforceability of this Agreement or any other Credit Document, and no judgments are outstanding which could reasonably be expected to have a Material Adverse Effect. The Pledgor is not in violation of, nor will the continued operation of its property as currently conducted violate, any Requirements of Law where such violation or default, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

SECTION 4.15.  No Default.  The Pledgor is not in default under or with respect to any of its Material Contracts, or any judgment, order or decree to which it is a party, in any respect that has had or could reasonably be expected to have a Material Adverse Effect.  No Default or Event of Default has occurred and is continuing.

ARTICLE V

CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

SECTION 5.1.  Pledge of Additional Securities Collateral.  The Pledgor shall, upon obtaining any Pledged Securities, accept the same in trust for the benefit of the Administrative Agent and promptly (but in any event within five (5) Business Days after receipt thereof) deliver to the Administrative Agent a pledge amendment, duly executed by the Pledgor, in substantially the form of Exhibit B hereto (each, a “Pledge Amendment”), and, subject to the terms of the Intercreditor Agreement, the certificates and other documents required under Section 3.1 hereof in respect of the additional Pledged Securities which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Securities.  The Pledgor hereby authorizes the Administrative Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Securities listed on any Pledge Amendment delivered to the Administrative Agent shall for all purposes hereunder be considered Pledged Collateral.  The Pledgor and the Administrative Agent agree that such additional Pledged Securities shall be, and shall be deemed to be, part of the Pledged Collateral and subject to the terms of this Agreement whether or not a Pledge Amendment is signed and delivered or this Agreement is otherwise amended to refer to such additional Pledged Securities.

SECTION 5.2.  Voting Rights; Distributions; etc.

(a)           So long as no Event of Default shall have occurred and be continuing:

(i)            The Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Securities or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the Credit Agreement or any other document evidencing the Obligations; provided, however, that the Pledgor shall not in any event exercise such rights in any manner which could reasonably be expected to have a Material Adverse Effect.

(ii)           The Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities of an Issuer shall be forthwith delivered to the Administrative Agent to hold as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of the Pledgor and be promptly (but in any event within five (5) Business Days after receipt thereof) delivered to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

(b)           So long as no Event of Default shall have occurred and be continuing, the Administrative Agent shall be deemed without further action or formality to have granted to the Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of the Pledgor and at the sole cost and expense of the Pledgor, from time to time execute and deliver (or cause to be executed and delivered) to the Pledgor all such instruments as the Pledgor may reasonably request in order to permit the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 5.2(a)(i) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 5.2(a)(ii) hereof.

(c)           Upon the occurrence and during the continuance of any Event of Default:

(i)            All rights of the Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5.2(a)(i) hereof shall immediately cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights.

(ii)           All rights of the Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 5.2(a)(ii) hereof shall immediately cease and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions.

(d)           The Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Administrative Agent appropriate instruments and documents as the Administrative Agent may request in order to permit the Administrative Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 5.2(c)(i) hereof and to receive all Distributions which it may be entitled to receive under Section 5.2(c)(ii) hereof.

(e)           All Distributions which are received by the Pledgor contrary to the provisions of Section 5.2(c)(ii) hereof shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of the Pledgor and shall immediately be paid over to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

ARTICLE VI

TRANSFERS

SECTION 6.1.  Transfers of Pledged Collateral.  Subject to the requirements of the Intercreditor Agreement, the Pledgor shall not sell, convey, assign, transfer or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral pledged by it hereunder, or agree to do or undertake any of the foregoing, or permit or cause any Issuer or any other Person to do or undertake any of the foregoing, except in favor of the Administrative Agent as provided for herein, the Revolver Agent as provided for in the Revolver Pledge Agreement, and as otherwise permitted under the Credit Agreement and pursuant to the terms of the Intercreditor Agreement.

ARTICLE VII

EVENT OF DEFAULT

SECTION 7.1.  Events of Default.  The occurrence of an Event of Default under the Credit Agreement or any other Credit Document constitutes an Event of Default hereunder (an “Event of Default”).

ARTICLE VIII

REMEDIES

SECTION 8.1.  Remedies.  Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may from time to time exercise in respect of the Pledged Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, whether in law or in equity, the following remedies:

(a)           Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Pledged Collateral including instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Pledged Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Administrative Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that, in the event that any such payments are made directly to the Pledgor, prior to receipt by any such obligor of such instruction, the Pledgor shall segregate all amounts received pursuant thereto in trust for the benefit of the Administrative Agent and shall promptly (but in no event later than one (1) Business Day after receipt thereof) pay such amounts to the Administrative Agent;

(b)           Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of the Pledgor constituting Pledged Collateral for application to the Obligations;

(c)           Retain and apply the Distributions to the Obligations;

(d)           Exercise any and all rights as beneficial and legal owner of the Pledged Collateral, including perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Pledged Collateral;

(e)           Retain all or any portion of the Pledged Collateral in satisfaction of the Obligations, but only after providing any notices required by the UCC or other Requirements of Law and otherwise complying with all applicable Requirements of Law.  Unless and until the Administrative Agent shall have provided such notices and complied with all applicable Requirements of Law in order to retain the Pledged Collateral in satisfaction of the Obligations, the Administrative Agent shall not be deemed to have retained any Pledged Collateral in satisfaction of any Obligations for any reason; and

(f)            Exercise all the rights and remedies of a secured party on default under the UCC or other applicable Requirements of Law.  The Administrative Agent may also in its sole discretion sell, or assign the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as may be commercially reasonable.  To the extent permitted by applicable law, the Administrative Agent or any Lender or any of their respective Affiliates may be the purchaser, assignee or recipient of the Pledged Collateral or any part thereof at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold or assigned at such sale, to use and apply any of the Obligations owed to such person as a credit on account of the purchase price of the Pledged Collateral or any part thereof payable by such person at such sale.  Each purchaser, assignee or recipient at any such sale shall acquire the property sold or assigned absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  The Administrative Agent shall not be obligated to make any sale of the Pledged Collateral or any part thereof regardless of notice of sale having been given.  The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  The Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Administrative Agent arising by reason of the fact that the price at which the Pledged Collateral or any part thereof may have been sold or assigned at such a private sale was less than the price which might have been obtained at a public sale.

SECTION 8.2.  Notice of Sale.  The Pledgor acknowledges and agrees that ten (10) Business Days’ prior notice to the Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be given to the Pledgor and such notice shall be commercially reasonable notification of such matters.

SECTION 8.3.  Waiver of Notice and Claims.  The Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Administrative Agent’s taking possession or the Administrative Agent’s disposition of the Pledged Collateral or any part thereof, including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which the Pledgor would otherwise have under law, and the Pledgor hereby further waives, to the fullest extent permitted by applicable law:  (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Administrative Agent’s rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law.  Any sale of or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against the Pledgor and against any and all persons claiming or attempting to claim the Pledged Collateral so sold or realized upon, or any part thereof, from, through or under the Pledgor.

SECTION 8.4.  Certain Sales of Pledged Collateral.

(a)           The Pledgor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, including all applicable federal, provincial or state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority.  The Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall not be deemed to have been made in other than a commercially reasonable manner by reason thereof and that, except as may be required by applicable law, the Administrative Agent shall have no obligation to engage in public sales or to delay the sale of any Pledged Securities for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

(b)           In connection with the Administrative Agent’s sale of any or all of the Pledged Securities, upon written request, the Pledgor shall from time to time furnish to the Administrative Agent all such information as the Administrative Agent may reasonably request in order to determine the number of securities included in the Pledged Securities which may be sold by the Administrative Agent as exempt transactions under applicable federal, provincial and state securities laws and the rules promulgated thereunder, as the same are from time to time in effect.

SECTION 8.5.  No Waiver; Cumulative Remedies.

(a)           No failure on the part of the Administrative Agent to exercise, no course of dealing with respect to, and no delay on the part of the Administrative Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy.  All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law or otherwise available.

(b)           In the event that the Administrative Agent shall have instituted any proceeding to enforce any right, power, privilege or remedy under this Agreement or any other Credit Document by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason, then and in every such case, the Pledgor, the Administrative Agent and each Lender shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies, privileges and powers of the Administrative Agent and the Lenders shall continue as if no such proceeding had been instituted.

SECTION 8.6.  Application of Proceeds.  The proceeds received by the Administrative Agent in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Administrative Agent of its remedies shall be applied, together with any other sums then held by the Administrative Agent pursuant to this Agreement, in accordance with the Credit Agreement.

ARTICLE IX

MISCELLANEOUS

SECTION 9.1.  Concerning Administrative Agent.

(a)           The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which the Administrative Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that Administrative Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Securities, whether or not the Administrative Agent or any Lender has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any person with respect to any Pledged Collateral.

(b)           The Administrative Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

SECTION 9.2.  Administrative Agent May Perform; Administrative Agent Appointed Attorney-in-Fact.

(a)           If the Pledgor shall fail to perform any covenants contained in this Agreement or any other Credit Document (including the Pledgor’s covenants to (i) pay the premiums in respect of all required insurance policies, (ii) pay and discharge any taxes, assessments and special assessments, levies, fees and governmental charges imposed upon or assessed against, and landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law against, all or any portion of the Pledged Collateral, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of the Pledgor under any Pledged Collateral) or if any representation or warranty on the part of the Pledgor contained herein shall be breached, the Administrative Agent may (but shall not be obligated to) advance funds on behalf of the Pledgor in order to insure the Pledgor’s compliance with any covenant in this Agreement or any other Credit Document; provided, however, that, the Administrative Agent shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which the Pledgor fails to pay or perform as and when required hereby and which the Pledgor does not contest in accordance with the provisions of the Credit Agreement.  Any and all amounts so expended by the Administrative Agent shall be paid by the Pledgor and shall become part of the Obligations.  Neither the provisions of this Section 9.2 nor any action taken by the Administrative Agent pursuant to the provisions of this Section 9.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default.

(b)           The Pledgor hereby appoints the Administrative Agent as its attorney-in-fact, with full power and authority in the place and stead of the Pledgor and in the name of the Pledgor, or otherwise, from time to time during the continuation of an Event of Default, in the Administrative Agent’s discretion, to take any action and to execute any instrument, document or agreement consistent with the terms of the Credit Agreement, this Agreement and the other Security Documents, which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof (but the Administrative Agent shall not be obligated to and shall have no liability to the Pledgor or any third party for failure to so do or take action).  The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof.  The Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

SECTION 9.3.  Continuing Security Interest; Assignment.  This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) be binding upon the Pledgor, its successors and assigns and (ii) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent, its successors, transferees and assigns and each of the Lenders, their successors and assigns.  Without limiting the generality of the foregoing clause (ii), any Lender may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Lender, herein or otherwise, subject however, to the provisions of the Credit Agreement.  The Pledgor agrees that its obligations hereunder and the pledge and security interest created hereunder shall continue to be effective or be reinstated, as applicable, if at any time payment, or any part thereof, of all or any part of the Obligations is rescinded or must otherwise be restored by any Lender upon the bankruptcy or reorganization of the Pledgor or otherwise.

SECTION 9.4.  Termination; Release.  When all of the principal, interest, fees and other amounts due and payable under the Credit Agreement and the other Credit Documents have been irrevocably paid in full, this Agreement shall terminate.  Upon termination of this Agreement, the Pledged Collateral shall be released from the Lien of this Agreement.  Upon such release or any release of Pledged Collateral or any part thereof, the Administrative Agent shall, promptly upon the request and at the sole cost and expense of the Pledgor, assign, transfer and deliver to the Pledgor, against receipt and without recourse to or warranty by the Administrative Agent except as to the fact that the Administrative Agent has not encumbered the released assets, such of the Pledged Collateral or any part thereof to be released (in the case of a release) as may be in possession of the Administrative Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Pledged Collateral, proper documents and instruments acknowledging the termination hereof or the release of such Pledged Collateral, as the case may be.

SECTION 9.5.  Modification in Writing.  No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Credit Agreement and unless in writing and signed by the Administrative Agent.  Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by the Pledgor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given.  Except where notice is specifically required by this Agreement or the Credit Documents, no notice to or demand on the Pledgor in any case shall entitle the Pledgor to any other or further notice or demand in similar or other circumstances.

SECTION 9.6.  Notices.  Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Credit Agreement, as to the Pledgor, addressed to it at its address set forth in the Credit Agreement and as to the Administrative Agent, addressed to it at the address set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 9.6.

SECTION 9.7.  Choice of Law; Forum Selection; Consent to Jurisdiction.  This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of New York (excluding the choice of law rules thereof, other than section 5-1401 of the New York General Obligations Law).  Each party hereto hereby (a) agrees that all disputes and matters whatsoever arising under, in connection with, or incident to this Agreement shall be litigated, if at all, in and before a court located in the State of New York, and (b) irrevocably submits to the non-exclusive jurisdiction of any court in the State of New York in any action or proceeding arising out of or relating to this Agreement, and hereby irrevocably waives any objection to the laying of venue of any such action or proceeding in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum.  A final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

SECTION 9.8.  Waiver of Jury Trial.  The Pledgor and the Administrative Agent hereby irrevocably and unconditionally waive, to the extent permitted by applicable law, trial by jury in any legal action or proceeding relating to this Agreement and for any counterclaim therein.

SECTION 9.9.  Severability of Provisions.  Any provision hereof which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

SECTION 9.10.  Execution in Counterparts.  This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

SECTION 9.11.  Business Days.  In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

SECTION 9.12.  No Release.  Nothing set forth in this Agreement or any other Credit Document, nor the exercise by the Administrative Agent of any of the rights or remedies hereunder, shall relieve the Pledgor from the performance of any term, covenant, condition or agreement on the Pledgor’s part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any person under or in respect of any of the Pledged Collateral or shall impose any obligation on the Administrative Agent or any Lender to perform or observe any such term, covenant, condition or agreement on the Pledgor’s part to be so performed or observed or shall impose any liability (other than for gross negligence or willful misconduct) on the Administrative Agent or any Lender for any act or omission on the part of the Pledgor relating thereto or for any breach of any representation or warranty on the part of the Pledgor contained in this Agreement, the Credit Agreement or the other Credit Documents, or under or in respect of the Pledged Collateral or made in connection herewith or therewith.

Anything herein to the contrary notwithstanding, neither the Administrative Agent nor any Lender shall have any obligation or liability under any contracts, agreements and other documents included in the Pledged Collateral by reason of this Agreement, nor shall the Administrative Agent or any Lender be obligated to perform any of the obligations or duties of the Pledgor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Pledged Collateral hereunder.  The obligations of the Pledgor contained in this Section 9.12 shall survive the termination hereof and the discharge of the Pledgor’s other obligations under this Agreement, the Credit Agreement and the other Credit Documents.

SECTION 9.13.  Indemnity and Expenses.  The Pledgor agrees to indemnify the Administrative Agent in its capacity hereunder to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Pledged Securities, this Agreement, or any documents contemplated by or referred to herein, the transactions contemplated hereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing, or otherwise, unless arising from the gross negligence or willful misconduct of the Administrative Agent, subject to the limitations contained in Section 10.6 of the Credit Agreement.

SECTION 9.14.  Obligations Absolute.  All obligations of the Pledgor hereunder shall be absolute and unconditional irrespective of:

(i)            any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any other Credit Party;

(ii)           any lack of validity or enforceability of the Credit Agreement or any other Credit Document, or any other agreement or instrument relating thereto;

(iii)          any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of, supplement to or any consent to any departure from the Credit Agreement or any other Credit Document, or any renewal or restatement of the Credit Agreement or any other Credit Document or any amount owing thereunder, or any other agreement or instrument relating thereto;

(iv)          any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations;

(v)           whether the Pledgor’s liability is joint, several, or joint and several, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Credit Parties, without preference or distinction among them;

(vi)          whether the Pledgor’s liability is as a borrower, maker, acceptor, guarantor, surety, accommodation party or otherwise, it being the intention of the parties hereto that each Credit Party is liable for the Obligations as a primary obligor, independent of the liability or obligations of any other Credit Party;

(vii)         any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Credit Agreement or any other Credit Document, with respect to the Pledgor or any other Credit Party, except as specifically set forth in a waiver granted pursuant to the provisions of Section 9.5 hereof; or

(viii)        to the extent not prohibited by applicable Requirements of Law, any other circumstance, event, occurrence, defense or legal or equitable theory which might otherwise constitute a defense available to, or a discharge of, the Pledgor.

SECTION 9.15.  Intercreditor Agreement.  Notwithstanding anything herein to the contrary, the Liens and security interests granted to the Administrative Agent pursuant to this Agreement (including the priority of such Liens and the priority of the liens granted pursuant to the Revolver Pledge Agreement) and the exercise of any right or remedy by the Administrative Agent hereunder (including the application of any proceeds thereof) are subject to the terms of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.  Notwithstanding anything herein to the contrary, so long as the Intercreditor Agreement is in effect, all requirements of any Pledgor pursuant to this Agreement to endorse, assign, transfer, deliver or give control of any Pledged Collateral to the Administrative Agent (to the extent such requirements conflict with the requirements of the Intercreditor Agreement) shall be deemed satisfied if such Pledgor has complied with the requirements in respect of endorsement, assignment, delivery or control of such Pledged Collateral under the Intercreditor Agreement.

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IN WITNESS WHEREOF, the Pledgor and Administrative Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

ROYAL GOLD INC.,
as Pledgor

By:	/s/ Stefan Wenger
Name: Stefan Wenger
Title: Chief Financial Officer and Treasurer

[Signature Page to Pledge Agreement — Term Facility]

HSBC BANK USA, NATIONAL ASSOCIATION as
Administrative Agent

By:	/s/ William S. Edge III
Name:	William S. Edge III
Title:	Managing Director

[Signature Page to Pledge Agreement — Term Facility]